                                                                 Exhibit 24.1



                               POWER OF ATTORNEY

                            MELLON BANK CORPORATION



           Know all men by these presents, that each person whose signature appears below constitutes and appoints Steven G. Elliott and James M. Gockley, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Annual Reports on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for Mellon Bank Corporation for the year ended December 31, 1993, and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with the New York Stock Exchange, Inc., granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           WITNESS the due execution hereof by the following persons in the capacities indicated on this 15th day of February, 1994.



  /s/ Frank V. Cahouet                        /s/ Charles A. Corry
- -------------------------------            -------------------------------
Frank V. Cahouet, Director and              Charles A. Corry, Director
  Principal Executive Officer



  /s/ Burton C. Borgelt                       /s/ C. Frederick Fetterolf
- -------------------------------            -------------------------------
Burton C. Borgelt, Director                 C. Frederick Fetterolf, Director



  /s/ Carol R. Brown                          /s/ Ira J. Gumberg
- -------------------------------            -------------------------------
Carol R. Brown, Director                    Ira J. Gumberg, Director



  /s/ J. W. Connolly                          /s/ Pemberton Hutchinson
- -------------------------------            -------------------------------
J. W. Connolly, Director                    Pemberton Hutchinson, Director

  /s/ Rotan E. Lee                         /s/ H. Robert Sharbaugh
- -------------------------               --------------------------------
Rotan E. Lee, Director                   H. Robert Sharbaugh, Director



  /s/ John C. Marous                       /s/ Richard M. Smith
- -------------------------               --------------------------------
John C. Marous, Director                 Richard M. Smith, Director



  /s/ Andrew W. Mathieson                  /s/ W. Keith Smith
- -------------------------               --------------------------------
Andrew W. Mathieson, Director            W. Keith Smith, Director



  /s/ Robert Mehrabian                     /s/ Joab L. Thomas
- -------------------------               --------------------------------
Robert Mehrabian, Director               Joab L. Thomas, Director



  /s/ Seward Prosser Mellon                /s/ Wesley W. von Schack
- -------------------------               --------------------------------
Seward Prosser Mellon, Director          Wesley W. von Schack, Director



  /s/ David S. Shapira                     /s/ William J. Young
- -------------------------               --------------------------------
David S. Shapira, Director               William J. Young, Director





                                      -2-